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                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                        GOVERNMENT PROPERTIES TRUST, INC.

                             A MARYLAND CORPORATION

                                    ARTICLE I
                                  STOCKHOLDERS

SECTION 1.        Annual Meeting.

         The annual meeting of the stockholders for the election of directors and for the transaction of general business shall be held each year on such day in June as shall be set by the Board of Directors and at such time of day as shall be set by the Board of Directors. The annual meeting shall be open for the transaction of any business within the powers of the Corporation without special notice of such business, except when special notice is specifically required by law or by charter. Failure to hold an annual meeting at the designated time or at any other time shall not invalidate the Corporation's existence or affect any otherwise valid corporate act.

SECTION 2.        Special Meetings.

         Special meetings of the stockholders may be called at any time for any purpose by the Chairman of the Board, by the President, or by a majority of the members of the Board of Directors, and shall be called by the Secretary of the Corporation upon the written request of the holders of at least a majority of all the shares of stock outstanding and entitled to vote on the business to be transacted at the special meeting. The written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting. However called, notice of the meeting shall be given to each stockholder and shall state the purpose or purposes of the meeting. No business other than that stated in the notice shall be transacted at any special meeting. The Board of Directors shall have sole power to fix the date and time of the special meeting.

SECTION 3.        Place of Meetings.

         All meetings of stockholders shall be held at such location as the Board of Directors may provide in the notice of the meeting.

SECTION 4.        Notice of Meetings.

         Written notice of each meeting of the stockholders shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Notice is given to a stockholder when it is personally delivered to such stockholder or to such stockholder's residence or usual place of business or mailed, postage prepaid and addressed to such stockholder, to such stockholder's address as it appears upon the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. The notice shall be delivered, mailed or transmitted not more than 90 nor less than 10 days before the meeting, and shall state the place, day and hour at which the meeting is to be


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held. No notice of any meeting of the stockholders need be given to any stockholder who attends the meeting in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of stockholders annual or special, may adjourn from time to time to reconvene at the same or some other place without further notice to a date not more than 120 days after the original record date.

SECTION 5.        Quorum.

         At any meeting of stockholders, the presence in person or by proxy of the holders of record of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum. In the absence of a quorum, the stockholders entitled to vote who shall be present in person or by proxy at any meeting, or adjournment of any meeting, may, by a majority vote of those present and without further notice, adjourn the meeting from time to time, but not for a period of more than 120 days after the original record date, until a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted that could have been transacted if the meeting had been held as originally scheduled.

SECTION 6.        Conduct of Meetings.

         Meetings of stockholders shall be presided over by the Chairman of the Board (if a Chairman of the Board has been elected by the Board of Directors) or, in his or her absence, by the President or, if none of those officers is present, by a chairman to be elected at the meeting. The Secretary shall act as secretary of meetings of the stockholders, and in his or her absence, the record of the proceedings shall be kept and authenticated by any other person at the meeting appointed for that purpose by the presiding officer. At all meetings of stockholders, unless voting is conducted by inspectors, the proxies and ballots shall be received and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by the charter, the bylaws or law, shall be decided or determined by the chairman of the meeting.

SECTION 7.        Proxies.

         Stockholders may vote either in person or by proxy, but no proxy that is dated more than 11 months before the meeting at which it is offered shall be accepted unless the proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be in writing, shall be dated and shall be signed by the stockholder or by such stockholder's duly authorized agent. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by a telegram, cablegram, data gram, electronic mail, or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. A proxy need not be sealed, witnessed or acknowledged. Proxies shall be filed with the Secretary of the Corporation at or before the meeting.


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SECTION 8.        Voting.

         At all meetings of stockholders, every stockholder shall be entitled to one vote for each share of stock of the Corporation registered in such stockholder's name upon the books of the Corporation on the date the Board of Directors may fix as the date of record for the determination of stockholders entitled to vote at such meeting; provided, however, that no share shall be entitled to be voted if any installment payment on such share is overdue and unpaid. All elections and matters submitted to a vote at meetings of stockholders shall be decided by the vote of the holders of a majority of the votes cast, in person or by proxy, unless a different vote is required by law or by charter, or is provided for in these bylaws. The chairman of the meeting may appoint an inspector or inspectors.

SECTION 9.        Informal Action by Stockholders.

         Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all of the stockholders entitled to vote on the matter and such written consent is filed with the records of stockholders' meetings; except that holders of a class of stock other than common stock entitled to vote generally in election of directors may take action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders' meeting if the Corporation gives notice of the action to all stockholders not later than ten days after the effective time of the action.

SECTION 10.       Advance Notice Provisions.

         No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of giving of the notice of the annual meeting and on the record date for determination of stockholders entitled to vote at the meeting and (ii) who complies with the notice procedures set forth in this Section. A stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. A stockholder's notice to the Secretary must be in writing and set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the annual meeting, (ii) the name and address of the stockholder as they appear on the Corporation's books (and of the beneficial owner, if any, on whose behalf the proposal is made), (iii) the class and number of shares of stock of the Corporation which are owned


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by the stockholder (and, if applicable, the beneficial owner), (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in the business proposed, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting. If the chairman of an annual meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

                                   ARTICLE II
                               BOARD OF DIRECTORS

SECTION 1.        Powers.

         The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors shall keep minutes of each of its proceedings and a full account of all of its transactions.

SECTION 2.        Number of Directors.

         The number of directors of the Corporation shall be three, or such other number as may from time to time be determined by the vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall not be less than three nor greater than seven. The tenure of office of a director may not be affected by any change in the number of directors.

SECTION 3.        Election.

         3.01. Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders by a plurality of all the votes cast, in person or by proxy, provided a quorum is present. Directors need not be stockholders. Each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her successor has been duly elected and qualifies, until his or her death, or until he or she has resigned or has been removed pursuant to the applicable provisions of these bylaws.

         3.02. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the charter with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the


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determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation
(a) in the case of an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of stockholders was mailed or public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the


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presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 4.        Vacancies.

         If any director shall die or resign, or if the stockholders shall remove any director without electing a successor to fill the remaining term, the vacancy may be filled by the vote of a majority of the remaining members of the Board of Directors, although the remaining directors may be less than a quorum. Vacancies in the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board of Directors as constituted prior to the increase. A director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

SECTION 5.        Meetings.

         Immediately after the annual meeting of stockholders, the Board of Directors shall meet, without notice, for the election of officers of the Corporation and for the transaction of other business. Other, regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine by resolution or as may be designated by the Chairman of the Board or the President. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President or by any two directors. Regular and special meetings of the Board of Directors may be held at such place, in or outside the State of Maryland, as the Board of Directors may from time to time determine. Members of the Board of Directors may participate in meetings by means of a conference call or similar communication equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at such meeting.

SECTION 6.        Notice of Meetings.

         Except for the meeting immediately following the annual meeting of stockholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given in writing to each director not less than three days prior to the meeting by delivering it to the director or to his or her residence or usual place of business, or by mailing it, postage prepaid and addressed to him or her at his or her address as it appears upon the records of the Corporation, or by transmitting it by facsimile or by electronic mail or by any other electronic means. Notice of special meetings may be given the same way, or may be given personally, by telephone, or by facsimile or electronic mail or other electronic means addressed to the director at his or her address, facsimile number or electronic address as it appears upon the records of the Corporation, not less than one day prior to the meeting. Unless required by these bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at the meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding of the meeting, waives such notice.


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SECTION 7.        Quorum.

         A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise provided by law, by charter, or by these bylaws, the vote of a majority of the directors at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum shall be present. The Board of Directors may also take action or make decisions by any other method that may be permitted by law, by charter or by these bylaws.

SECTION 8.        Presumption of Assent.

         A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director announces his or her dissent at the meeting, and his or her dissent is entered in the minutes of the meeting, or such director files his or her written dissent to the action before the meeting adjourns with the person acting as the secretary of the meeting, or such director forwards his or her written dissent within 24 hours after the meeting is adjourned by registered or certified mail to the secretary of the meeting or the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to make his or her dissent known at the meeting. A director may abstain from voting on any matter coming before the meeting by stating that such director is so abstaining at the time the vote is taken and by causing his or her abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

SECTION 9.        Informal Action by Directors.

         Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all the directors and such written consent is filed with the minutes of proceedings of the Board of Directors.

SECTION 11.       Compensation.

         Each director shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors. However, no director who receives a salary as an officer or employee of the Corporation shall receive any remuneration as a director or as a member of any committee of the Board of Directors. Each director also may receive reimbursement for the reasonable expenses such director incurs in attending the meetings of the Board of Directors, the meetings of any committee thereof, or otherwise in connection with his or her attention to the affairs of the Corporation.


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                                   ARTICLE III
                                   COMMITTEES

SECTION 1.        Committees.

         From time to time the Board of Directors by the affirmative vote of a majority of the members of the entire Board of Directors may by resolution provide for and appoint any committee or committees, composed of one or more directors, to have such powers and perform such duties as may be assigned to it by the Board of Directors. The appointment of a committee of the Board of Directors and the delegation of authority to such committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or by charter.

SECTION 2.        Meetings of Committees.

         Each committee of the Board of Directors shall fix its own rules of procedure, and shall meet as provided by those rules, or by resolution of the Board of Directors, or at the call of the chairman or any two members of the committee. A majority of each entire committee shall constitute a quorum, and in every case the affirmative vote of a majority of the entire committee shall be necessary to take any action. Members of a committee may participate in meetings by means of a conference call or similar communication if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at such meeting. Each committee also may take action by any other method that may be permitted by law, by charter or by these bylaws. In the event a member of a committee fails to attend any meeting of that committee, the other members of that committee present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Vacancies in any committee of the Board of Directors shall be filled by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1.        Election, Tenure, and Compensation.

         The Board of Directors shall elect annually at its first meeting following the annual meeting of stockholders a President, Secretary and Treasurer, who need not be directors. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents, and such other officers with such powers and duties as the Board may from time to time designate for the proper conduct of the business of the Corporation, none of whom need be directors. Each officer shall be elected by a majority vote of the entire Board of Directors and shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and thereafter until his successor is duly elected and qualifies, or until his death, resignation or removal. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.


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SECTION 2.        Chairman of the Board.

         The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and of the Board of Directors at which he or she shall be present. He or she also shall have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 3.        President.

         The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and supervision of the Corporation's business, affairs and properties. He or she shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. He or she may sign, with the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer, certificates of stock of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of stockholders and of the Board of Directors. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the Executive Committee, if one is established by the Board of Directors. The President shall annually prepare or cause to be prepared a full and correct statement of the affairs of the Corporation, which statement shall include a balance sheet and a financial statement of the operations of the Corporation during the preceding fiscal year. This annual statement of affairs shall be submitted at the annual meeting of the stockholders and placed on file at the Corporation's principal office within 20 days after each annual meeting.

SECTION 4.        Vice Presidents.

         Each Vice President, which term shall include any Executive Vice President, shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all contracts or other obligations in the name of the Corporation in the ordinary course of business, and with the Secretary, or with the Treasurer, or with an Assistant Secretary, or with an Assistant Treasurer, may sign certificates of stock of the Corporation. At the request of the President or in his absence or during his inability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or by the President. For the purposes of this Section, the term Vice President does not include a Vice President appointed pursuant to Section 9.

SECTION 5.        Secretary.

         The Secretary shall keep the minutes of the meetings of the stockholders, including all the votes taken at such meetings, and record them in books provided for that purpose. He or she shall


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see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He or she shall be the custodian of the records and of the corporate seal of the Corporation. He or she shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the seal. He may sign with the President or a Vice President, certificates of stock of the Corporation. In general, the Secretary shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President.

SECTION 6.        Treasurer.

         The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or depositories as may be designated by the Board of Directors. He or she shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation and shall render to the President and the members of the Board of Directors at regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office of all Corporation books, papers, vouchers, moneys and other properties of whatever kind in his or her possession or control.

SECTION 7.        Subordinate Officers.

         The subordinate officers shall consist of such assistant officers as may be deemed desirable and as may be elected by a majority of the members of the Board of Directors. Each such subordinate officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe.

SECTION 8.        Officers Holding Two or More Offices.

         Any two or more of the above-named offices may be held by the same person, except that the office of President and Vice President may not be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by charter, by these bylaws, or by resolution of the Board of Directors to be executed, acknowledged or verified by two or more officers.

SECTION 9.        Appointed Vice Presidents.

         The President may from time to time designate one or more Appointed Vice Presidents with such administrative powers and duties as may be designated or approved by the President. Any


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such Appointed Vice President shall not be a corporate officer and may be removed by the President.

SECTION 10.       Removal and Vacancies.

         Any officer of the Corporation may be removed, with or without cause, by the Board of Directors. A vacancy in any office because of removal, resignation, death or any other cause may be filled for the unexpired portion of the term by election of the Board of Directors at any regular or special meeting.

                                    ARTICLE V
                                      STOCK

SECTION 1.        Payment.

         The consideration for the issuance of stock in the Corporation may be paid in whole or in part in money, tangible or intangible property, labor or services actually performed for the Corporation, a promissory note or other obligation for future payment in money or a contract for labor or services to be performed. The Corporation may place in escrow stock issued for a contract for future labor or services or a promissory note or other obligation for future payment in money, or make such other arrangements restricting transfer of the stock as are permitted by law.

SECTION 2.        Certificates.

         Each stockholder shall be entitled to a certificate or certificates that shall represent and certify the number and kind of shares of stock owned by him in the Corporation for which full payment has been made or for which certificates are permitted to be issued under Maryland law prior to full payment. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer, and shall bear the seal of the Corporation. A certificate shall be deemed to be so signed and sealed whether the required signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

SECTION 3.        Transfer of Shares.

         Shares of stock shall be transferable only on the books of the Corporation by the holder of the shares, in person or by duly authorized agent, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.


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SECTION 4.        New Certificates.

         In case any certificate of stock is alleged to have been lost, stolen or destroyed, the Board of Directors may authorize the issue of a new certificate upon such terms and conditions as it may deem advisable. The Board of Directors may, in its discretion, further require the owner of such certificate or his duly authorized agent to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim that may arise by reason of the issue of a certificate in the place of one reportedly lost, stolen or destroyed.

SECTION 5.        Record Dates.

         The Board of Directors may fix, in advance, a date as the record date for the purpose of determining those stockholders who shall be entitled to notice of, or to vote at, any meeting of stockholders, or for the purpose of determining those stockholders who shall be entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of making any other proper determination with respect to stockholders. Such date, in any case, shall be not more than 90 days, and in the case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case 20 days. When the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the closing of the transfer books shall be at least ten days before the date of such meeting.

SECTION 6.        Control Share Statute

         Notwithstanding any other provision of the charter of the Corporation or these bylaws, the Maryland Control Share Acquisition Act (Sec. 3-701, et seq., of the Maryland General Corporation Law) (or any successor statute) shall not apply to any acquisition of the stock of the Corporation by any person.

                                   ARTICLE VI
                      STOCKHOLDER DISTRIBUTIONS AND FINANCE

SECTION 1.        Distributions.

         Subject to any conditions and limitations of the charter or law, the Board of Directors may in its discretion determine what, if any, distributions shall be made to the stockholders of the Corporation, the date when such distributions shall be made, and the date for the determination of holders of record to whom such distributions shall be made.

SECTION 2.        Depositories.

         The Board of Directors from time to time shall designate one or more banks or trust companies as depositories of the Corporation and shall designate those officers and agents who shall have authority to deposit corporate funds in such depositories. It shall also designate those officers


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and agents who shall have authority to withdraw from time to time any or all of the funds of the Corporation so deposited upon checks, drafts, or orders for the payment of money, notices and other evidences of indebtedness, drawn against the account and issued in the name of the Corporation. Any such designations by the Board of Directors may be either general or specific. The signatures of such officers or agents may be made by manual or facsimile signature. No check or order for the payment of money shall be invalidated because a person whose signature appears on such check or order has ceased to be an officer or agent of the Corporation prior to the time of payment of such check or order by any such depository.

SECTION 3.        Corporate Obligations.

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or guaranties of the obligations of others shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be either general or specific. Unless the authorizing resolution shall provide otherwise, all loans, promissory notes, acceptances, other evidences of indebtedness and guaranties shall be signed by the President, a Vice President, the Secretary or the Treasurer.

SECTION 4.        Fiscal Year.

         The fiscal year of the Corporation shall be determined by the Board of Directors and evidenced by a resolution filed with the corporate records.

                                   ARTICLE VII
                                BOOKS AND RECORDS

SECTION 1.        Books and Records.

         The Corporation shall maintain a stock ledger that shall contain the name and address of each stockholder and the number of shares of stock of the Corporation which the stockholder holds. The ledger shall be kept at the principal offices of the Corporation. All other books, accounts and records of the Corporation, including the original or a certified copy of these bylaws, the minutes of all stockholders meetings, a copy of the annual statement, and any voting trust agreements on file with the Corporation, shall also be kept and maintained by the Secretary at the principal offices of the Corporation.

SECTION 2.        Inspection Rights.

         Except as otherwise provided by law or by charter, the Board of Directors shall determine whether and to what extent the books, accounts, and records of the Corporation, or any of them, shall be open to the inspection of stockholders. No stockholder shall have any right to inspect any book, account, document or record of the Corporation, except as conferred by law, by charter, or by resolution of the Board of Directors.


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                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 1.        Indemnification.

         The Corporation to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland and other applicable laws and regulations may indemnify any person who is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or entity and shall indemnify any director or former director of the Corporation or any director or former director who is or was serving at the request of the Corporation as a director of another corporation or entity, who by reason of his or her position was, is or is threatened to be made a party to an action or proceeding, whether civil, criminal, administrative, or investigative, against any and all expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by the director, officer, employee or agent in connection with the proceeding. The Corporation may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by an officer, employee or agent of the Corporation to whom the Corporation has obligated itself for indemnification pursuant to the preceding sentence and the Corporation shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or former director, in either case if such person is made a party to a proceeding by reason of such status to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland. The Corporation may, with the approval of the Board of Directors, provide such indemnification or payment of expenses to any director or officer or former director or officer who served a predecessor of the Corporation and to any employee or agent of a predecessor of the Corporation. Repeal or modification of this Section or the relevant law shall not affect adversely any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The indemnification and advance of expenses provided by these bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law, agreement, vote of stockholders or disinterested directors or other provision that is consistent with law.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 1.        Amendment of Bylaws.

         The Board of Directors shall have the exclusive power and authority to amend, alter or repeal all or any provisions of these bylaws and may from time to time make additional bylaws.


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